GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS
FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

     THIS FIRST AMENDMENT dated as of  December 17, 2013, to the Fund Accounting Servicing Agreement dated as of February 20, 2007 (the “Agreement”), is entered into by and between GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

     WHEREAS, the parties have entered into the Agreement; and

     WHEREAS, the parties desire to amend the fees of the Agreement; and

     WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

     NOW, THEREFORE, the parties agree as follows:

     Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GENWORTH FINANCIAL ASSET
MANAGEMENT FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Carrie E. Hansen	By: /s/ Michael R. McVoy

Name: Carrie E. Hansen	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit B to the Fund Accounting Servicing Agreemennt – Genworth Financial Asset Management Funds

GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS GENWORTH FINANCIAL CONTRA FUND FUND ACCOUNTING SERVICES ANNUAL FEE SCHEDULE EFFECTIVE DECEMBER , 2013
Annual fee based upon assets in the fund: Minimum annual fee: $[ ] ([ ] fund)

Multiple Classes – Each class is an additional [  ]% of the charge of the initial class.

Extraordinary services - quoted separately
      Conversion Estimate – one month’s fee (if necessary)

NOTE - All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing service:
$[  ]Domestic and Canadian Equities
$[  ]Options
$[  ]Corp/Gov/Agency Bonds
$[  ]CMO's
$[  ]International Equities and Bonds
$[  ]Municipal Bonds
$[  ]Money Market Instruments
$[  ]  Per fund per month – Fund of Funds
$[  ]Equity security/month/corporate action
$[  ] Manual security pricing/month (>10/day)

Factor Services (BondBuyer)
 Per CMO - $[  ]/month
 Per Mortgage Backed - $[  ]/month
 Minimum - $[  ]/month

CCO Support Services - $[  ]Per Year Per Fund Complex

Fees are billed monthly.